CERTIFICATE OF INCORPORATION
                                       OF
                      NUCLEAR & GENETICS TECHNOLOGY, INC.

     I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

     FIRST. The name of the corporation is NUCLEAR & GENETICS TECHNOLOGY, INC.

     SECOND: The registered office of the corporation is to be located at 306 South State Street, in the City of Dover, in the County oF Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Genera1 Corporation Law of Delaware. Without limiting in any manner the scope and generality of the foregoing, it is hereby provided that the corporation shall have the following purposes, objects and powers:

     To purchase, manufacture, produce, assemble, receive, lease or in any manner acquire, hold, own use, operate, install maintain service repair, process, alter, improve, import, export, sell, lease, assign, transfer and generally to trade and deal in and with raw materials, natural or manufactured articles or products, machinery, equipment, devices, systems, parts, supplies, apparatus, goods, wares, merchandise and personal properly of every kind, nature or description, tangible or intangible, used or capable of being used for any purpose whatsoever; and to engage and participate in any mercantile, manufacturing or trading business of any kind of character.

     To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of or turn to account or deal with all or any part of the property of the corporation and from time to time to vary any investment or employment of capital of the corporation,

     To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description, including contracts of guaranty and suretyship.

     To lend money for its corporate purposes, invest and reinvest its funds, and take, hold and dead with real and personal property as security for the payment of funds so loaned or invested.

     To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in lands and leaseholds, and any interest, estate and rights in real property, and any personal or mixed property, and any franchises, rights, licenses or privileges necessary, convenient or appropriate for any of the purposes herein expressed.

     To apply for, obtain, register, purchase, lease or otherwise to acquire and to hold, own, use, develop, operate and introduce and to sell, assign, grant licenses or territorial rights in respect to or otherwise to turn to account or dispose of, any copyrights, trade marks, trade names, brands, labels, patent rights, letters patent of the United States or of any other country or government, inventions, improvements and processes, whether used in connection with or secured under letters patent or otherwise.

     To participate with others in any corporation, partnership, limited partnership, joint venture or other association of any kind, or in any transaction, undertaking or arrangement which the participating corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others; and to be an incorporator, promoter or manager of other corporations of any type or kind.

     To pay pensions and establish and carry out pension, profit sharing, stock option, stock purchase, stock bonus, retirement, benefit, incentive and commission plans, trusts and provisions for any or all of its directors, officers and employees, and for any or all of the directors, officers and employees of its subsidiaries; and to provide insurance for its benefit on the life of any of its directors, officers or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholders.

     To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner guaranteed by this corporation, or in which, this corporation is in any way interested; and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations; and while owner of any such stock, bonds or other obligations to exercise all the rights, powers and privileges of ownership thereof, and to exercise any such all voting powers thereon; and to guarantee the payment of dividends upon any stock, the principal or interest or both, of any bonds or other obligations, and the performance of any contracts.

     To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the object or the furtherance of any of the powers herein before set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

     The business or purpose of the corporation is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Delaware, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

     The enumeration herein of the objects and purposes of the corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the corporation is empowered to exercise, whether expressly by force of the laws of the State of Delaware now or hereafter in effect, or impliedly by the reasonable construction of the said laws.

     FOURTH:: The total number of shares of stock which the corporation is authorized to issue is one hundred million (100,000,000) shares and the par value of each of such shares is one mill ($.001).

     FIFTH: The name and address of the sole  incorporator are as follows:

             NAME                                       ADDRESS

     John S.  Hoenigmann              70 Pine  Street,  New York,  N.Y.  10270

     SIXTH:: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

     (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-Iaws. Election of directors need not be by ballot unless the by-laws so provide.

     (2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter. amend, change, add to or repeal the By-laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

     (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

     (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation: subject, nevertheless, to the provisions of the statutes of Delaware of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

     SEVENTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of a receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs if a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 13th day of November, 1980.


/s/ John S. Hoenigmann
----------------------
John S. Hoenigmann

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      NUCLEAR & GENETICS TECHNOLOGY, INC.
                           BEFORE PAYMENT OF CAPITAL

                     Pursuant to Section 241 of the General
                    Corporation Law of the State of Delaware
                    ----------------------------------------

     I , THE UNDERSIGNED, being the sole incorporator of NUCLEAR & GENETICS TECHNOLOGY, INC., do hereby certify:

     FIRST: that the Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on the 14th day of November, A.D. 1980, and a certified copy thereof was recorded in the office of the Recorder of Kent County, Delaware, on the 14th day of November, 1980, and that the corporation has not received any payment for any of its stock.

     SECOND: The Article FIRST of the Certificate of Incorporation is amended to read as follows:

     "FIRST: The name of the corporation is NUCLEAR & GENETIC TECHNOLOGY, INC. "

     THIRD: That such amendment has been duly adopted in accordance with the provisions of Section 241 of the General CorPoration law of the State of Delaware.

     IN WITNESS WHEREOF, I have hereunto set my hand and sea1 thE 19th day of November, 1980.


/s/John S. Hoenigmann (SEAL)
---------------------------
John S. Hoenigman

                            CERTIFICATE 0F AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       NUCLEAR & GENETIC TECHNOLOGY, INC.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

     WE, THE UNDERSIGNED, Executive Vice President and secretary of NUCLEAR & GENETIC TECHNOLOGY, INC., do hereby certify:

     FIRST: That the Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on the 14th day of November, A.D. 1980, and a certified copy thereof was recorded in the office of the Recorder of Kent County, Delaware, on the 14th day of November, A.D. 1980.

     SECOND: That Article Fourth of the Certificate of Incorporation is amended to read as follows:

     "FOURTH: The total number of shares of stock which the corporation is authorized to issue is one hundred million (100,000,000) shares and the par value of the each shares is one-tenth of one mil ($.0001)."

     THIRD: That such amendment has been duly adopted in accordance with the provisions of Sections 228 & 242 of the General Corporation Law of the State of Delaware by the unanimous written consent of all shareho1ders.

     IN WITNESS WHEREOF, we have hereunto set our hands and seals the 14th day of May, 1981.

NUCLEAR & GENETIC TECHNOLOGY, INC.

/s/Virginia E. Frazier
------------------------
Executive Vice President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      NUCLEAR & GENETIC TECHNOLOGY, INC.

     It is hereby certified by the undersigned that:

     FIRST: The name of the corporation (hereinafter called the "corporation") is Nuclear & Genetic Technology, Inc.

     SECOND: The certificate of incorporation of the corporation is hereby amended by striking out Articles First and Fourth thereof and by substituting in lieu of said Articles the following new Articles First and Fourth:

     "FIRST: The name of the Corporation is NGT Enterprises, Inc."

     "FOURTH: The total number of shares of stock which the corporation is authorized to issue is 800,000,000 and the par value of each of such shares is $.0001."

     THIRD: The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 303 of the General Corporation Law of the State of Delaware. This amendment is made pursuant to an Order of the United States Bankruptcy Court (Eastern District of New York), Case to. 085-50439-21.

     IN WITNESS WHEREOF, we have hereunto signed our names and affirm, under penalties of perjury, that the statements made herein are true, this 30th day of November 1989.


//John J. Scarpino
------------------
President

ATTEST:

/s/ Virginia C. Frazier
-----------------------
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             NGT ENTERPRISES, INC.

     The  undersigned  corporation,   in  order  to  amend  its  Certificate  of
Incorporation, hereby certifies as follows:

     FIRST: The name of the Corporation is: NGT ENTERPRISES, INC.

     SECOND: The corporation hereby amends its Certificate of Incorporation as follows:

     Article Fourth of the Certificate of Incorporation, as amended, relating to the shares of the corporation, is hereby amended to read as follows by adding the following new Article Fourth.

     "FOURTH: The total number of shares of stock, which the Corporation is authorized to issue is 12,000,000 and the par value of each of such shares is $.0001."

     THIRD: The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and written consent was obtained and written notice of such action was given in accordance with Section 228.

Signed and attested to on

April 4th, 1991

/s/James Ficarra
-------------------
President

Attest:

/s/ Rosalie Rocchio
-------------------
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             NGT ENTERPRISES, INC.


     The  undersigned  corporation,   in  order  to  amend  its  Certificate  of
Incorporation, hereby certifies as follows:

     FIRST: The name of the Corporation is:

                             NGT ENTERPRISES, INC.

     SECOND: The corporation hereby amends its Certificate of Incorporation as follows:

     Article fourth of the Certificate of Incorporation, as amended, relating to the shares of the corporation, is hereby amended to read as follows by adding the following new Article Fourth.

     FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 8,000,OOO and the par value of each of such shares is $.00O1. The corporation hereby reclassifies its Common Shares pursuant to
Section 242 of the General Corporation Law of the State of Delaware in order to effect a one (1) for two hundred (200) reverse split of its Common Shares, $.0001 par value, so that two hundred (200) of the outstanding Common Shares are equal to one (1) of the new Common Shares of $.0001 par value.

     THIRD: The amendment effected herein was authorized in accordance with provisions of Section 303 of the General Corporation Law of the State of Delaware. This amendment is made pursuant to an Order of the United States Bankruptcy Court (Eastern District of New York), Case No. 085-50439-21.

     IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under penalties of perjury this 30th day of November 1989.



//John J. Scarpino
------------------
President

ATTEST:

/s/ Virginia C. Frazier
-----------------------
Secretary

                             CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATE OF INCORPORATION
                                       OF
                             NGT ENTERPRISES, INC.

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is NGT ENTERPRISES, INC.

     2. The certificate of incorporation of the corporation is hereby amended by striking out Article Fourth thereof and substituting in lieu of said Article the following new Article:

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 50,000,000. The par value of each such shares is $.001. 45,000,000 of such shares shall be shares of common stock. 5,000,000 of such shares shall be preferred stock. The board of directors of the corporation is hereby granted the power to determine by resolution from time to time the powers, preference, rights, qualification, restriction or limitation of the preferred stock."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Section 228 end 242 of the General Corporation Law of the State of Delaware.

Signed on May 1, 1997

                                                    /s/William J. Mueger
                                                    ----------------------------
                                                    William J. Mueger, President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             NGT ENTERPRISES, INC.

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is NGT ENTERPRISES, INC.

     2. The certificate of incorporation of the Corporation is hereby amended by deleting Article FIRST thereof and substituting in lieu of said Article the following:

     "FIRST: The name of the Corporation is IMN FINANCIAL CORP."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on May 5, 1997

                                                    /s/ William J. Mueger
                                                    ----------------------------
                                                    William J. Mueger, President